SECURITIES AND EXCHANGE COMMISSION

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AMENDMENT NO. 2 TO FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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ARTISTRY PUBLICATIONS, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

6046 FM 2920, #113
Spring, Texas 77379
Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Helen S. Schwartz
6046 FM 2920, #113
Spring, Texas 77379
Telephone No.: 215-269-1596
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	2,200,000	$.02	$44,000	$1.35

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The selling security holders may sell their at a fixed price of $0.02 until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED DECEMBER , 2007

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

ARTISTRY PUBLICATIONS, INC.
2,200,000 SHARES OF
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 2,200,000 shares of our common stock can be sold by selling security holders at a fixed price of $0.02  until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices . There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: December  , 2007

ABOUT OUR COMPANY

Artistry Publications, Inc. was incorporated in Delaware on July 10, 2007 to enter the photography industry specializing in Historic Landscape photography with an emphasis on American History.  The intention is to depict history that honors the contribution of those before by producing excellent affordable artwork in practical items to entertain, educate, and incite healing and growth on an individual and global level. Helen  Schwartz, our founding principal and sole officer and director, is a gifted professional photographer.   Her educational background includes a degree from the Antonelli School of Photography.  Helen now produces work that is sold in many Eastern National Book Stores in National Parks, Museums, Historic Sites and retail stores throughout the Country.

We are a development stage photography printing company, and we anticipate that our development period is planned to be executed in three stages. We are currently in our initial stage where we plan to raise capital to finance our ongoing operations.

Contingent on the successful completion of our initial development stage I, in Stage II, we plan to publish a photo journal of Vicksburg National Memorial Park.  Vicksburg National Memorial Park has invited Helen  Schwartz to visit their park and to do a photo journal.  In our final development stage, we plan to concentrate our resources on creating photo journal books for many parks such as Valley Forge, Brandywine, the Southern Civil War Trail and several others.  Helen has been asked to publish handbooks for several specific parks.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.02 was determined by the price shares were sold to our shareholders in a private placement memorandum.  The selling security holders may sell their shares at a fixed price of  $0.02 until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (July 10, 2007) through August 31, 2007 are derived from our audited financial statements.

From Inception- July 10, 2007 through August 31, 2007
STATEMENT OF OPERATIONS

Revenues	-
Total Operating Expenses	20,872
Net Loss	(20,872)

As of August 31, 2007
BALANCE SHEET DATA

Cash	77,295
Total Assets	77,295
Total Liabilities	-
Stockholders’ Equity	77,295

WHERE YOU CAN FIND US

Our corporate offices are located at 6046 FM 2920, #113, Spring, Texas 77379. Our telephone number is at 215-269-1596.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Delaware on July 10, 2007. We have no significant assets, limited financial resources and no revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $60,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and execute the  third stages of our business plan, as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF HELEN S. SCHWARTZ, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Helen  Schwartz, our sole officer and director. We currently do not have an employment agreement with Ms. Schwartz. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

OUR REVENUES AND EARNINGS ARE ESPECIALLY SENSITIVE TO GLOBAL EVENTS THAT ARE OUT OF OUR CONTROL.

Our results of operations are dependent upon factors generally affecting the photography industry. Our revenues and earnings are especially sensitive to events that affect consumer demand for photography and artwork. A number of factors could result in an overall decline in demand for photography and artwork, including a decline in the value of the U.S. dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the U.S. These types of events could have a material adverse effect on our business, financial condition and results of operations.

THE PHOTOGRAPHY SERVICE INDUSTRY IS EXTREMELY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY.

The photography industry is extremely competitive and has low barriers to entry. We compete with other providers of photography services, some of which have greater experience, brand name recognition and/or financial resources than we do. Furthermore, some photographers have a strong presence in their geographic area which may make it difficult for us to attract customers in those areas.

HELEN SCHWARTZ CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Helen Schwartz beneficially owns approximately 81% of common stock. Accordingly, for as long as Ms. Schwartz continues to own more than 81% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled, photo publication sales, operations, and marketing professionals. We need to attract qualified management with substantial experience in order to grow our business and provide our services to our potential clients. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.02 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in August 2007 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 2,200,000 shares of our common stock held by 44 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in August 2007.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 5, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Glen Addington	50,000	50,000	0	0%
Dolores B. Barrios	50,000	50,000	0	0%
Erika Barrios	50,000	50,000	0	0%
Janice L. Bredt	50,000	50,000	0	0%
Allison Cross	50,000	50,000	0	0%

Rudy De La Cerda	50,000	50,000	0	0%
Hubert DuBoff	50,000	50,000	0	0%
Ileen DuBoff	50,000	50,000	0	0%
Laura Lee Etheridge	50,000	50,000	0	0%
Mark Ford	50,000	50,000	0	0%
Bridget Ann Freeman	50,000	50,000	0	0%
Randolph J. Greiner	50,000	50,000	0	0%
Caine R. Guerrero	50,000	50,000	0	0%
Carter L. Ham	50,000	50,000	0	0%
Sergio Hernandez	50,000	50,000	0	0%
Jason Hicks	50,000	50,000	0	0%
Yolanda Hicks	50,000	50,000	0	0%
Marivel Hinojosa	50,000	50,000	0	0%
Rebaecca L. Holton	50,000	50,000	0	0%
Sandra Lackey	50,000	50,000	0	0%
Lindsay Landon Laha	50,000	50,000	0	0%
Jennifer McMiller	50,000	50,000	0	0%
Marby Torres Mesa	50,000	50,000	0	0%
Jodie Morris	50,000	50,000	0	0%
Justin Morris	50,000	50,000	0	0%
Sali H. Neff	50,000	50,000	0	0%
Colliny Pippin	50,000	50,000	0	0%
Colin Pscheidt	50,000	50,000	0	0%
Javier Raggio	50,000	50,000	0	0%
Mwey Robinson	50,000	50,000	0	0%
Gina Rodriguez	50,000	50,000	0	0%
Miriam Rodriguez	50,000	50,000	0	0%
Michael Gene Sanford	50,000	50,000	0	0%
Stephanie Schuler	50,000	50,000	0	0%
James C. Schwartz	50,000	50,000	0	0%
Susan E. Schwartz	50,000	50,000	0	0%
Theodore A. Schwartz	50,000	50,000	0	0%
Amy Sirois	50,000	50,000	0	0%
April Smith	50,000	50,000	0	0%
Melissa Spence	50,000	50,000	0	0%
Wade Swinney	50,000	50,000	0	0%
Glenn Paul Verret	50,000	50,000	0	0%
Linda R. Wilson	50,000	50,000	0	0%
Robert W. Wilson	50,000	50,000	0	0%

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a  fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading,

o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	Any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.  The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $40,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and her age as of December 5, 2007 is as follows:

NAME	AGE	POSITION

Helen S. Schwartz	50	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

HELEN S. SCHWARTZ.   Helen  Schwartz is a professional photographer specializing in Historic Landscape photography with an emphasis on American History. Her educational background includes a degree from the Antonelli School of Photography.  Although currently specializing in Historic Landscapes, Helen began her professional career photographing musical performers, children’s ballet, portraiture and various editorial functions such as weddings and Bat Mitzvah. Much of her theatre work has been published both domestically and internationally.  Helen founded her company, Artistry in Photography 5 years ago and she immediately entered her work into the prestigious Juried Cape May Art Show and won an award there against 15 other professional photographers. Since then, she has exhibited her work locally and nationally.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 5, 2007 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Helen S. Schwartz 240 Doone Road Fairless Hills, PA 19030	10,000,000	81%

Common Stock	All executive officers and directors as a group	10,000,000	81%

(1)	The percent of class is based on 12,200,000 shares of our common stock issued and outstanding as of December 5, 2007.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 20,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of December 5, 2007, 12,200,000 shares of common stock are issued and outstanding and held by 45 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 20,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Webb & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on July 10, 2007 in Delaware and 10,000,000 shares of common stock were issued to Helen S. Schwartz for $50,000.

DESCRIPTION OF BUSINESS

Background

We were incorporated in the state of Delaware on July 10, 2007 for the purpose of entering the photography industry and establishing a large scale photography publishing business focused on American History. We are a development stage photography company. Our development period is planned to be executed in three stages. We have completed our initial capital raise which we believe is sufficient to finance both Stage I and Stage II of our business plan.

Following a successful completion of Stage I which includes the publication of a photo journal of Vicksburg National Memorial Park we intend to enter Stage II to market our products including the photo journal.  The estimated printing cost for this first project is $8.00 per book and will retail for $29.95.  This will be hard bound, sewn with pull on cover, and printed in the United States.  The photo journal will be accompanied with text written by writer, Katherine A. Sloan.  Following the successful completion of Stage II, and contingent on raising the required capital, in Stage III, we plan to concentrate our resources on creating additional photo journal books like Vicksburg for additional military parks and National Parks.

Helen Schwartz, our founding principal and sole officer and director, has an operational background in producing photo journals of National Parks.  Her first book; a recently published photographic journal overview of the Gettysburg NMP Battlefield has descriptive text by Katharine Sloan called, “Tell Them All About It, Won’t You?” is selling at the Book Store at the Visitor Center in Gettysburg and was noted 250 of the best selling items in the store for 2006 out of some 3000 items, most of them books. The book is also selling at the PA State Museum in Harrisburg, many locations of Borders Books, Mercer Museum in Doylestown, Gettysburg Frame Shop and Gallery in Gettysburg, PA, many other Museums and retail locations across the Country, and it is carried by several Bucks County, PA Libraries.

Strategy

Our plan is to develop a successful photo journal publishing company by depicting history that honors the contributions of those before by producing excellent affordable artwork in practical items to entertain, educate, and incite healing and growth on an individual and global level.  We plan to schedule many book signings where Ms. Schwartz, her writer/co-author of her book and her business associate appear to meet and give a personal touch to the work. She will contribute her time to market, sell and distribute the book.

The basic strategy is that this work is timely and most important today for our country and for our future generations. History is often best learned by visiting and walking where it happened and so we feel that this work is also bringing attention to the ongoing need to preserve our Battlefields, National Parks, Historic Sites to make available the best products and services in a one-stop-shopping venue.

Products and Services

Our target buyers will be retail locations at National Parks, Museums, and Historical sites that will lend to its credibility and marketing potential to other retail outlets and individual target groups.  The book will be published and printed in the United States of America on domestic paper also lending to its marketability. In addition, we plan to market to schools and other educational organizations who might buy in bulk.

Marketing

We plan to use primarily signings, internet, word of mouth, utilizing current customer base, regular mail, radio, television, art shows, and gallery exhibits.  Ms. Schwartz will create all ads and mailings to keep costs down.

Development Stages

We are currently in the first of a three stage development period. We have completed our initial stage where we planned to raise capital to finance our ongoing operations.   We estimate we will need $60,000 for Stage I and Stage II with $10,000 for our audit, $15,000 for legal fees, $10,000 for printing 1,500 books, $5,000 for travel and promotion, $2,500 for photography, with the balance going towards working capital.

$15,000 FOR LEGAL
$10,000 FOR AUDIT
$10,000 FOR PRINTING 1500 BOOKS
$5,000 FOR TRAVEL AND PROMOTION
$2,500-PHOTOGRAPHY
$17,500-WORKING CAPITAL

We have already completed our capital raise. Upon successful completion of our  Stage I including our plan to publish a photo journal of Vicksburg NMP we will proceed to Stage II which includes the marketing and promotion of our photo journal and ancillary products.  Vicksburg NMP has invited Ms. Schwartz to visit their park and to do a photo journal.  The book should be ready for printing by February 2008, with printing completed by March 2008.  Stage II would include the marketing of the first book and undertaking some additional projects such as calendars and cards.  We estimate 1,500 copies of the books to sell over 3 years.  We expect to realize between 50%-60% of retail price and therefore we believe it will take approximately the sale of 600 books to return the initial printing costs. Our books have several years of shelf life.  In Stage II we will also begin the planning stages for 2 to 3 additional publications and ancillary products.

In Stage III, our final development stage, we plan to concentrate our resources on creating photo journal books for many parks such as Valley Forge, Brandywine, the Southern Civil War Trail and several others.  Ms. Schwartz has been asked to publish handbooks for several specific Parks.  We feel our market includes all Federal Parks, the war memorial of the Revolutionary War, Civil War, WWI, WWII, and other state and federal historical sites.  We anticipate doing an additional financing for $250,000 to enable us to publish an additional 8 to 10 books and related products.

We believe that Ms. Schwartz has the technical expertise and working knowledge of the photography industry to provide us marketing, production, and customer development services, through all phases of our development.

Employees

Ms. Schwartz is currently our only employee, and we will depend on her ability to execute our plan through our initial development stage. Specifically, no salaried employees will be engaged during this period. Moreover, no salary is planned to be paid to the founding principal or any other employees until growth capital would be raised in subsequent development stages and cash flow from operations allow it.

MANAGEMENT DISCUSSION AND ANALYSIS

The following information specifies certain forward-looking statements of management of the Company.  Forward-looking statements are statements that estimate the happening of future events are not based on historical fact.  Forward-looking statements may be identified by the use of forward-looking terminology such as, “may,” “shall,” “could,” “expect,” “estimate,” “anticipate,” “predict,” “probable,” “possible,” “should,” “continue,” or similar terms, variations of those terms or the negative of those terms.  The forward-looking statements specified in the following information have been complied by our management and considered by management to be reasonable.  Our future operating results, however, are impossible to predict and no representation, guaranty or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment.

To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and accordingly, no opinion is expressed on the achievability of these forward-looking statements.  No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

Overview

We were incorporated in Delaware on July 10, 2007 to enter the photography industry. Our core business is to publish photo journals utilizing Historic Landscape photography with an emphasis on American History. Helen S. Schwartz, our founding principal and sole officer and director, has an operational background in the photography industry, and she has done extensive work as a professional photographer and has gained working knowledge by publishing a photographic journal of Gettysburg NMP Battlefield in the years prior to developing Artistry Publications, Inc.

The financial statements included elsewhere in this prospectus have been prepared in conformity with generally accepted accounting principles in the United States.

Plan of Operations

During the next twelve to thirty six months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Stage I - Corporate Formation/Capital Raising

We are presently in our first stage of development. This phase is estimated to be completed in the next twelve months. During this time, we are establishing our corporate existence as a publicly held corporation, raising founder capital, and initial planning for publishing of our planned photo journals.

This phase of our development is designed to attract a modest level of business aimed at reaching a breakeven and to create customer awareness of Artistry Publications as a branded  photography company. The development budget for the design, photographing, and printing of our initial photo journal for the first twelve (12) months of operation is estimated to be $60,000, which is being provided by our founding principal and shareholders. A breakdown of the estimated development costs for our initial photo journal, and 12 months of operation are as follows, printing costs $10,000, Marketing and Distribution $5,000, and $5,000 Travel and Photography expenses.

$15,000 FOR LEGAL
$10,000 FOR AUDIT
$10,000 FOR PRINTING 15 BOOKS
$5,000 FOR TRAVEL AND PROMOTION
$2,500-PHOTOGRAPHY
$17,500-WORKING CAPITAL

Revenues are expected to be minimal during this stage of operation.

Stage II – Vicksburg Photo Journal Marketing and Distribution

Contingent on the successful completion of stage, in our second stage, we plan to aggressively expand our operation and business. This phase of development is planned to be completed in 8 to 10 months.  Ms. Schwartz has been invited by Vicksburg NMP to do a photo journal of their park.  Ms. Schwartx will oversee the marketing, sales, and distribution of the book.

In Stage II, while traveling to Vicksburg, Ms. Schwartz will Photograph Shiloh NMP and several other Historical sites.  This will expand our ability to produce more books featuring Ms. Schwartz’s photos, and other products.  In conjunction with photo journal books, we will sell calendars, note cards, matted and framed pieces.  Many of these items are produced by request of the individual parks.  These items will help generate revenue for ongoing projects we have planned.  These items include an 8 Ѕ”X11” Gettysburg calendar with time line which costs $3.48 and retails for $15.95, matted pieces based on size (ex. 5”x7” costs $2.50, retails at $10.00), note cards with text cost $1.00 with a retail price of $5.00.  Helen will print, mat, and package the note cards and matted items to keep costs down.  In addition, the Vicksburg photo journal will cost $8.00 and will retail for $29.95, we will need to sell approximately 600 of the photo journals to cover the printing costs since we expect to realize between 50%-60% of retail price. In the past Helen has sold framed photographs in local art galleries for $100.00 to $150.00, with costs ranging from $30.00 to $50.00.

In addition, we currently have two other books we are working on with direct involvement from park employees such as managers, Rangers, and Site Preservation Supervisors.  Based on the success of our Stage III, we hope to reach the financial requirements we will need for these projects.  Our intention is to expand our photographic library as we travel so we can continue to produce and publish our products.

We will not have to pay distributor costs since we do intend to sell our books through book signings and by using other marketing techniques not involving a distributor.  We expect to realize between 50%-60% of retail price for the photo journal and ancillary products there we will  generate revenues at the full wholesale price and our profits will be the wholesale price less the marketing costs.

Stage III – Expanding and Publishing Additional Photo Journals

Contingent on the successful completion of Stage 2 and raising the necessary capital, we plan to enter into our third and final development period. During our final stage, we plan to publish photo journals of additional National parks and historical sites. We plan to concentrate on creating and expanding strategic relationships with retailers at museums, national parks, and art galleries to offer our photo journals for sale. In addition, we plan to market to schools and other educational organizations who may buy in bulk.

Capital requirements are estimated to be $250,000 for this phase of operation and would be allocated as follows, $125,000 project costs, $75,000 for Marketing and Distribution, and $50,000 working capital.

Results of Operations

For the period from inception through August 31, 2007, we had no revenue. Expenses for the period totaled $20,872 resulting in a loss of $20,872. Expenses of $20,872 for the period consisted entirely of professional fees, and general and administrative costs as well as $4,167 of in-kind contribution of salary for our sole office and director.

Capital Resources and Liquidity

As of August 31, 2007 we had $77,295 in cash. Our general and administrative expenses are expected to average less than $2,000 per month for the next 12 months. As of August 31, 2007 we received a total of $94,000 from financing activities from the sale of shares by us pursuant to an exemption from registration at Regulation D Rule 506 of the Securities Act of 1933.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without adequate revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our profit, revenue, and growth goals.

We anticipate that our operational and general and administrative expenses for the next 12 months will total approximately $60,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees. If sufficient financing is received, we may add additional management and sales personnel. However, we do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the additional costs. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from the sale of photo journal products and to cover our operating expenses.

Critical Accounting Policy and Estimates

Our Management’s Discussion and Analysis of Financial Condition and Results of Operations section discusses our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from these estimates.

Revenue Recognition

Artistry Publications, Inc. recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

DESCRIPTION OF PROPERTY

Our property consists of space located at 6046 FM 2920, #113, Spring, Texas 77379. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.  We have prepaid a total of $500 for this space for a year commencing September 2007.  Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 45 shareholders of our common stock.

Rule 144 Shares

As of December 5, 2007 there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After July 2008, the 10,000,000 shares issued to Helen Schwartz will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After August 2008, the 2,200,000 shares of our common stock held by the 44 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 122,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the fiscal year ended August 31, 2007 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Helen S. Schwartz President, CEO, CFO and Director	2007	$0	0	0	0	0	0	0	$0

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through August 31, 2007.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during fiscal year ending August 31, 2007, by the executive officer named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

We do not have any employment agreements in place with our sole officer and director.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

Artistry Publications, Inc.
(A development stage company)

REPORT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Aristry Publications, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of Artistry Publications, Inc. (A Development Stage Company) as of August 31, 2007 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from July 10, 2007 (inception) to August 31, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Artistry Publications, Inc. (a Development Stage Company) as of August 31, 2007 and the results of its operations and its cash flows for the period from July 10, 2007 (inception) to August 31, 2007 conformity with accounting principles generally accepted in the United States of America.

WEBB & COMPANY, P.A.

Boynton Beach, Florida
October 11, 2007

Artistry Publications, Inc.
(A development stage company)
Balance Sheet
August 31, 2007

ASSETS
CURRENT ASSETS
Cash	$77,295

TOTAL ASSETS	$77,295

LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL LIABILITIES	$-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value per share; 20,000,000 shares authorized; none issued and outstanding	-
Common stock, $0.001 par value per share; 100,000,000 shares authorized; 12,200,000 shares issued and outstanding	12,200
Additional paid-in capital	85,967
Accumulated deficit during the development stage	(20,872)
Total Stockholders' Equity	77,295

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$77,295

The accompanying notes are an integral part of these financial statements.

Artistry Publications, Inc.
(A development stage company)
Statement of Operations
For the period from July 10, 2007 (inception) through August 31, 2007

OPERATING EXPENSE:
Professional fees	$16,000
Officer’s Salary	4,167
General and administrative	705
Total operating expense	20,872

LOSS FROM OPERATIONS	(20,872)

PROVISON FOR INCOME TAXES	-

NET LOSS	$(20,872)

LOSS PER SHARE – Basic and fully diluted	$-

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – Basic and fully diluted	11,470,455

The accompanying notes are an integral part of these financial statements.

Artistry Publications, Inc.
(A development stage company)
Statement of Stockholders’ Equity
For the period from July 10, 2007 (inception) through August 31, 2007

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated Deficit During the
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total
Balance, July 10, 2007	-	$-	-	$-	$-	$-	$-

Issuance of common stock for cash:
July 18, 2007	-	-	10,000,000	10,000	40,000	-	50,000
July 23, 2007	-	-	950,000	950	18,050	-	19,000
August 3, 2007	-	-	700,000	700	13,300	-	14,000
August 15, 2007	-	-	400,000	400	7,600	-	8,000
August 20, 2007	-	-	150,000	150	2,850	-	3,000

In-kind contribution of services					4,167		4,167

Net loss	-	-	-	-	-	(20,872)	(20,872)
Balance, August 31, 2007	-	$-	12,200,000	$12,200	$85,967	$(16,705)	$77,295

The accompanying notes are an integral part of these financial statements.

Artistry Publications, Inc.
(A development stage company)
Statement of Cash Flow
For the period from July 10, 2007 (inception) through August 31, 2007

Cash flow from operating activities:
Net loss	$(20,872)
Adjustments to reconcile net loss to net cash used in operations
In-kind contribution of services	4,167
Net cash used by operating activities	(16,705)

Cash flow from financing activities:
Proceeds issuance of common stock	94,000
Net cash provided by financing activities	94,000

Net change in cash	77,295

Cash at beginning of period	-

Cash at end of period	$77,295

Supplemental cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these financial statements.

Artistry Publications, Inc.
(A development stage company)
Notes to Financial Statements
August 31, 2007

Note 1 – DESCRIPTION OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Organization and Business: Artistry Publications, Inc. was incorporated in Delaware on July 10, 2007 to operate in the photography industry. Artistry Publication is currently completing its initial capital raising endeavor. Artistry Publication’s fiscal year ends August 31, 2007.  Activities during the development stage include developing the business plan and raising capital.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents: Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Revenue Recognition: Artistry Publications, Inc. recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the sales price is fixed or determinable, and collectibility is reasonably assured.

Income Taxes: Artistry Publications, Inc. recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. Artistry Publications, Inc. provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Basic and diluted net loss per share: Basic and diluted net loss per share calculations are presented in accordance with Financial Accounting Standards Statement 128, and are calculated on the basis of the weighted average number of common shares outstanding during the period. This includes the dilutive effect of common stock equivalents. There are no common stock equivalents outstanding as of August 31, 2007.

Business Segments: The Company operates in one segment and therefore segment information is not presented.

Recent Accounting Pronouncements:

 In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company's future reported financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”.  This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company's financial statements.

NOTE 2 - INCOME TAXES

Artistry Publications uses the asset and liability method of accounting for income taxes, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period from July 10, 2007 (inception) through August 31, 2007, Artistry Publications incurred a net loss and, therefore, has no tax liability. At August 31, 2007, the net deferred tax asset of approximately $7,740 generated by the loss carry-forward has been fully reserved due to the uncertainty that the Company will be able to realize the benefit from it. The cumulative net operating loss carry forward is $16,705 at August 31, 2007, and will expire in the year 2027.

Note 3 – COMMON STOCK

(A) Common Stock Issued for Cash

In July 2007, Artistry Publications sold 10,000,000 shares of common stock at $.005 to its founder, Helen S. Schwartz for $50,000 cash.

In July and August, 2007, Artistry Publications, Inc. sold 2,200,000 shares of common stock to individuals at $.02 per share for $44,000 cash.

(B) In-kind Contribution of Services

During the period from July 10, 2007 (Inception) to August 31, 2007 the Company’s president contributed services and payment of office expenses with a fair value of $4,167.

Note 4 – RELATED PARTY TRANSACTIONS

The president of the Company received 10,000,000 shares of common stock for cash of $50,000 ($0.005 per share) (See Note 4).

During the period from July 10, 2007 (Inception) to August 31, 2007 the Company’s president contributed services and payment of office expenses with a fair value of $4,167 (See Note 4).

ARTISTRY PUBLICATIONS, INC.
2,200,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Delaware provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Delaware Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Delaware Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$1	35
Federal Taxes	0
State Taxes and Fees	0
Transfer Agent Fees	0
Accounting fees and expenses	10,000
Legal fees and expense	30,000
Blue Sky fees and expenses	0
Miscellaneous	0
Total	$40,001.	35

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Delaware on July 10, 2007 and 10,000,000 shares of common stock were issued Helen S. Schwartz for $50,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founder’s shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Schwartz had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In August 2007, we completed a Regulation D Rule 506 offering in which we sold 2,200,000 shares of common stock to 44 investors, at a price per share of $.02 for an aggregate offering price of $44,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Name of selling stockholder	Shares of common stock to be sold
Glen Addington	50,000
Dolores B. Barrios	50,000
Erika Barrios	50,000
Janice L. Bredt	50,000
Allison Cross	50,000
Rudy De La Cerda	50,000
Hubert DuBoff	50,000
Ileen DuBoff	50,000
Laura Lee Etheridge	50,000
Mark Ford	50,000
Bridget Ann Freeman	50,000
Randolph J. Greiner	50,000
Caine R. Guerrero	50,000
Carter L. Ham	50,000
Sergio Hernandez	50,000
Jason Hicks	50,000
Yolanda Hicks	50,000
Marivel Hinojosa	50,000
Rebecca L. Holton	50,000

Sandra Lackey	50,000
Lindsay Landon Laha	50,000
Jennifer McMiller	50,000
Marby Torres Mesa	50,000
Jodie Morris	50,000
Justin Morris	50,000
Sali H. Neff	50,000
Colliny Pippin	50,000
Colin Pscheidt	50,000
Javier Raggio	50,000
Mwey Robinson	50,000
Gina Rodriguez	50,000
Miriam Rodriguez	50,000
Michael Gene Sanford	50,000
Stephanie Schuler	50,000
James C. Schwartz	50,000
Susan E. Schwartz	50,000
Theodore A. Schwartz	50,000
Amy Sirois	50,000
April Smith	50,000
Melissa Spence	50,000
Wade Swinney	50,000
Glenn Paul Verret	50,000
Linda R. Wilson	50,000
Robert W. Wilson	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in August 2007 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were all accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.  Ms. Schwartz solicited all of these shareholders who were friends or friends of friends, and or business acquantances  with Ms. Schwartz. Ms. Schwartz did not use any finders or brokers, and  paid no fees, comissions, or finders fees in the solicitation of the shareholders.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
5.1	Opinion of Anslow & Jaclin, LLP
23.1	Consent of Webb & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1

(1)  Filed with the original Form SB-2 on October 26, 2007 (SEC file No. 333-146942)

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);
(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spring, State of Texas on December 5, 2007.

By:	/s/ Helen S. Schwartz
HELEN S. SCHWARTZ
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Helen S. Schwartz, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Helen S. Schwartz	President, Chief Executive Officer,
	Helen S. Schwartz	Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

December 5, 2007